UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019 (April 25, 2019)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

CRG Term Loan Amendment

On April 25, 2019, the Company entered into a fourth amendment (the “Fourth Amendment”) to the term loan agreement, dated as of February 21, 2017 and as amended on December 15, 2017, May 16, 2018 and April 4, 2019 (the “Loan Agreement”), among the Company, the subsidiary guarantors, CRG Servicing LLC, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), and the lenders listed therein (the “Lenders”). The general terms, conditions and covenants of the Loan Agreement and the security granted by the Company and its subsidiaries thereunder are described in the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2017, as subsequently amended, which description is incorporated herein by reference.

The Company and the Administrative Agent entered into the Fourth Amendment to permit the Company to make certain investments in accordance with its investment policy, including the establishment of a new securities account with Wells Fargo. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fourth Amendment to the Loan Agreement, among the Company, the subsidiary guarantors, the Administrative Agent and the Lenders, dated as of April 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2019	BIODELIVERY SCIENCES INTERNATIONAL, INC.
	By:	/s/ Mary Theresa Coelho
		Name:	Mary Theresa Coelho
		Title:	Chief Financial Officer and Treasurer